Exhibit 10.93

FOURTH AMENDMENT TO

2001 RESTATEMENT OF

THE HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), has established and maintains the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, amendment of the Plan is desirable to designate a portion of the Plan as an employee stock ownership plan, to amend eligibility for and the amount of Fixed Matching Contributions, to allow discretionary contributions, to suspend matching contributions in the event of certain in-service withdrawals, to provide for default direct rollovers to the Plan on behalf of certain participants in terminated qualified plans sponsored by the Company or its affiliates who cannot be located, to amend required minimum distribution rules, and to make certain other changes.

NOW, THEREFORE, BE IT RESOLVED that, this Fourth Amendment to the 2001 Restatement of the Plan is adopted and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Fourth Amendment.

BE IT FURTHER RESOLVED that, pursuant to the power and authority reserved by Section 14.2(a) of the Plan to the Company’s Vice President of Compensation and Benefits who has been designated by the Company’s Chief Executive Officer, the Plan is hereby amended as follows, effective as of January 1, 2002, except as provided herein:

1.      Effective January 12, 2004, by substituting for the last two paragraphs of the Preamble to the Plan the following:

“The Plan is a stock bonus plan with a cash or deferred arrangement intended to comply with the provisions of Sections 401(a), 401(k) and 401(m) of the Code. The Plan is an “eligible individual account plan,” as defined in ERISA Section 407(d)(3), and provides for the acquisition and holding of “qualifying employer securities,” as defined in ERISA Section 407(d)(5).

The portion of the Plan that is invested in qualifying employer securities shall be an employee stock ownership plan and meet the requirements in Code Sections 401(a), 409 and 4975(e)(7).”

2.      Effective April 1, 2003, by substituting for Section 1.2(a) of the Plan the following:

“(a)    401(k) Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s 401(k) Contributions made pursuant to Section 3.3(a), Catch-up Contributions made pursuant to Section 3.3(b), related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.”

3.      Effective April 1, 2003, by substituting for Section 1.2(b) of the Plan the following:

“(b)    After Tax Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s After Tax Contributions made pursuant to Section 3.3(c), related earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.”

4.      By adding as new Section 1.2(h) of the Plan the following:

“(h)    Discretionary Contribution Account means the separate account, if any, maintained for each Participant to which shall be credited such Participant’s share of: 1) Discretionary Contributions, if any, made pursuant to Section 3.10; and 2) any other contribution to the Plan that has not been allocated to any other account in the Plan, related investment earnings and loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.”

5.      By adding as new Section 1.2(i) of the Plan the following:

“(i)    Prior ESOP Account means the separate account, if any, maintained for each Participant that evidences the value of the contributions made on the Participant’s behalf under the Plan provisions that permitted contributions as part of an employee stock ownership feature of the Plan in effect prior to December 1, 2000. In addition to contributions made on the Participant’s behalf, the Prior ESOP Account shall consist of related investment earnings and loan repayments and shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.”

6.      By substituting for Section 1.5 of the Plan the following:

“Section 1.5 Administrator. “Administrator” means the Company or any person to whom the Company has delegated this function.”

7.      Effective April 1, 2003, by substituting for Section 1.18(a)(i) of the Plan the following:

“(a)(i) the sum of (A) the amount, if any, credited to his 401(k) Account for the Plan Year in question under this Plan and any other plans that are aggregated with this Plan under Code Section 401(k)(3)(A) (including any excess amounts described in Code Section 402(g) if he is a Highly Compensated Employee but excluding any excess amounts distributed to him pursuant to Section 3.8(b)) and Catch-up Contributions and (B) to the extent elected by the Administrator under Section 3.5(b), amounts credited to his Qualified Account for that Plan Year, by”

8.      By substituting for Section 1.46 of the Plan the following:

“Match Entry Date. Prior to January 1, 2004, “Match Entry Date” means the January 1st or July 1st on or after the date an Eligible Employee becomes eligible for a Matching Contribution. Effective January 1, 2004, “Match Entry Date” means the date an Eligible Employee becomes eligible for a Matching Contribution.”

9.      By substituting for Section 1.69 of the Plan the following:

Section 1.69 Year of Eligibility Service (applicable prior to January 1, 2004).

“(a)    “Year of Eligibility Service” means the 12-month period beginning on the date of the Employee’s first Hour of Service and ending on the anniversary of such date.

(b)    Under the service spanning rules, a Participant will be credited with service under subparagraph (a) for any “period of severance” (as defined below) that is 12 months or less if the Employee again is credited with an Hour of Service with an Employer or a Company Affiliate within the 12 consecutive month period beginning on the date of his “termination of employment” (as defined below). For this purpose, a “period of severance” is the period commencing on the date of the Employee’s termination of employment with the Employer and all Company Affiliates and ending on the date the Employee is next credited with an Hour of Service with an Employer or any Company Affiliate. For this purpose, a “termination of employment” occurs if an Employee is absent from employment with the Employer and all Company Affiliates for any reason other than resignation, dismissal, retirement or death, the Employee will be considered to have terminated employment on the earlier of (1) the date he resigns or is dismissed or (2) the first anniversary of the first date of such absence.

For purposes of the service spanning rule, if an Employee is no longer performing services because of a maternity or paternity absence, then the Employee shall be considered to have terminated employment on the second anniversary of the first date of such absence. A maternity or paternity absence is an absence on account of the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or the caring for such child for a period beginning immediately following such birth or placement.

(c)    An Employee’s service with a Company Affiliate that occurred prior to the acquisition of such Company Affiliate by the Company or another Company Affiliate shall be counted under the Plan to the extent this information is reasonably available to the Administrator.”

10.      By substituting for Section 1.70(b) of the Plan the following:

“(b)    In the case of a Participant who is not entitled to any vested percentage of his Account at the time he incurs a Forfeiture Break in Service, Plan Years prior to such Forfeiture Break in Service shall be disregarded in calculating the number of the Participant’s Years of Vesting Service for purposes of determining the vested percentage of his Matching Account, Prior Plan Account, and Discretionary Contribution Account after such Forfeiture Break in Service if the number of the Participant’s consecutive one year Breaks in Service equals or exceeds the number of the Participant’s Years of Vesting Service prior to the Forfeiture Break in Service.”

11.      By substituting for Section 2.1(b) of the Plan the following:

“Effective January 1, 2004, an Eligible Employee will become eligible for a Matching Contribution following the 90th day after his date of hire. An Eligible Employee will become eligible for a Discretionary Contribution, if any, following the 90th day after his date of hire, subject to Section 3.10(b)(i).”

12.      By substituting for Section 2.2(b) and (c) of the Plan the following:

“(b)    All provisions of the Plan shall otherwise continue to apply to an Inactive Participant except that he shall not make 401(k) Contributions, Catch-up Contributions or After Tax Contributions, share in the Matching Contributions, Discretionary

Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions or share in allocations under Section 3.8 while he is an Inactive Participant.

(c)    If an Inactive Participant is retransferred to a position or classification with an Employer as an Eligible Employee, he shall immediately become an Active Participant, may again make 401(k) Contributions, Catch-up Contributions and After Tax Contributions, share in the Matching Contributions, Discretionary Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions or share in allocations under Section 3.8.”

13.      By substituting for Section 2.3(b) of the Plan the following:

“(b)    All provisions of the Plan shall otherwise continue to apply to a Former Participant except that he shall not make 401(k) Contributions, Catch-up Contributions or After Tax Contributions, or be entitled to Matching Contributions, Discretionary Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions or share in allocations under Section 3.8 while he is a Former Participant.”

14.      Effective April 1, 2003, by substituting for Section 3.3(b)(i) of the Plan the following:

“(i)    Eligibility. Each Participant who is eligible to make 401(k) Contributions under Section 3.3(a) of this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v) and the Rules of the Plan.”

15.      By substituting for Section 3.4(a)(i) of the Plan the following:

“(i)    Fixed Matching Contribution. The Employers shall contribute, on behalf of each Participant who satisfies Section 2.1(b) and makes 401(k) Contributions and/or After Tax Contributions during the Plan Year, an amount equal to 50% of the first 6% of Compensation contributed under Section 3.3 either as 401(k) Contributions and/or After Tax Contributions.”

16.      By substituting for Section 3.6(b)(ii) of the Plan the following:

“(ii)    Allocations of 401(k) Contributions to 401(k) Accounts shall be taken into account for purposes of calculating the Contribution Percentage.”

17.      By deleting Section 3.8(b)(iv) and (v) of the Plan and substituting the following:

“(iv)    refund or refuse to accept any part or all of the Participant’s 401(k) Contributions to be allocated to his 401(k) Account in the Limititation Year that are eligible for a Matching Contribuiton and reduce the corresponding Matching Contribution;

(v)    reduce his allocation of Employer contributions for such Plan Year to his Qualified Account, and/or

(vi)    reduce his allocation of Discretionary Contributions for such Plan Year to his Discretionary Contribution Account.”

18.      Effective April 1, 2003, by substituting for Section 3.9(b) of the Plan the following:

“(b) A Participant who leaves the Employer as a result of Qualified Military Service and returns to employment with the Employer may elect during the period described in subsection (c) to make additional 401(k) Contributions, Catch-up Contributions, and After Tax Contributions under the Plan in the amount determined under subsection (d) or such lesser amount, as elected by the Participant.”

19.      Effective April 1, 2003, by substituting for Section 3.9(d) of the Plan the following:

“(d)    The amount described in this subsection is the maximum amount of 401(k) Contributions, Catch-up Contributions, and After Tax Contributions that the Participant would have been permitted to make in accordance with the limitations described in subsection (f)(i) during the Participant’s period of Qualified Military Service if the Participant had continued to be employed by the Company during such period and received Compensation. Proper adjustment shall be made for any contributions actually made during the Participant’s period of Qualified Military Service.”

20.      By substituting for Section 3.9(e) of the Plan the following:

“(e)    (i) If the Participant elects to make 401(k) Contributions and/or After Tax Contributions under subsection (b), the Company shall make a Matching Contribution to his Matching Account with respect to such deferrals as would have been required under the Plan had such deferrals or contributions actually been made during the period of such Qualified Military Service.

(ii) The Company shall make a Discretionary Matching Contribution and a Discretionary Contribution as would have been required under the Plan during the period of such Qualified Military Service.”

21.      Effective March 15, 2002, by adding a new Section 3.10 of the Plan the following:

“3.10  Discretionary Contribution.

(a)       Minimum Contribution Commitment. Rio Properties, Inc. (“Rio”), an Employer under the Plan, may commit for the Plan Year ending December 31, 2002, (“2002 Plan Year”) to make a minimum contribution to the Plan and have it allocated to its Employees who are Participants on March 15, 2002. A minimum contribution commitment shall be evidenced by a resolution of the board of directors of Rio. The minimum contribution commitment shall be deemed to be satisfied as soon as Rio’s total contributions to the Plan for the 2002 Plan Year are equal to or exceed the amount of its minimum contribution commitment for the 2002 Plan Year. For this purpose, Rio’s “total contributions” means the Employer contributions as provided under Code section 404, including, but not limited to, the sum of 401(k) Contributions, Fixed Matching, and Discretionary Matching Contributions.

(b)      Amount and Allocation of Discretionary Contributions. In the event Rio’s total contributions for 2002 Plan Year are less than its minimum contribution commitment for the 2002 Plan Year, it shall make an additional contribution to the Plan in an amount that, when added to its total contributions for the 2002 Plan Year, will at least equal the minimum contribution commitment (the “Discretionary Contribution”). The following provisions will apply to the Discretionary Contribution:

(i)      the Discretionary Contribution shall be allocated to each Participant who is also a Nonhighly Compensated Employee of Rio during the 2002 Plan Year, provided that the Employee was a Participant on March 15, 2002;

(ii)      the Discretionary Contribution shall be allocated to the Participants described in (i) above in the ratio that each such Participant’s Compensation for the 2002 Plan Year bears to the aggregate Compensation of all Nonhighly Compensated Employees of Rio who were Participants in the 2002 Plan Year.

(c)      Annual Limitation. Such allocation is subject to the limitations in Section 3.8.

(d)      Allocation to Accounts. Each Participant’s Discretionary Contribution will be credited to the Participant’s Discretionary Contribution Account in accordance with Article VI and shall be subject to the Plan’s vesting provisions set forth in Section 7.1(b).

(e)      Deposit in Trust.

(i)      All Discretionary Contributions will be transmitted to the Trust Fund no later than the date upon which the Company’s federal income tax return is due (including extensions thereof) for its taxable year coinciding with the 2002 Plan Year.

(ii)      If Rio makes a Discretionary Contribution after the end of the 2002 Plan Year:

(A)    the Company shall notify the Trustee in writing that the contribution is made for such Plan Year,

(B)    the Company shall claim such payment as a deduction on its federal income tax return for its taxable year coinciding with such Plan Year, and

(C)    the Administrator and the Trustee shall treat the payment as a contribution by the Company to the Trust actually made on the last day of 2002 Plan Year.”

22.      Effective January 1, 2003, by substituting for Section 4.1(a) of the Plan the following:

“(a)      An Eligible Employee may make a Rollover Contribution to his Rollover Account if such contribution meets the requirements of this Section and is in accordance with the Rules of the Plan. Effective January 1, 2003, notwithstanding anything in the Plan to the contrary, the Administrator on behalf of a participant in a terminated qualified retirement plan maintained by the Company or a Company Affiliate who cannot be located after reasonably diligent search (“Special Rollover Participant”), may accept a Rollover Contribution if it meets the requirements of this Section and is in accordance with the Rules of the Plan. The Administrator may require the Eligible Employee and/or Special Rollover Participant to supply information sufficient to determine if his contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of the Section, the contribution shall not be permitted.”

23.    By substituting for Section 4.1(d) of the Plan the following:

“(d)    Any amount contributed or transferred pursuant to Article IV shall be credited to a Rollover Account on behalf of the Eligible Employee or Special Rollover Participant. If required by law, all or a portion of such contribution or transfer will be account for separately.”

24.    By substituting for Sections 4.1(f) and (g) of the Plan the following:

“(f)    If the Administrator accepts a contribution or transfer pursuant to this Section and later determines that is was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Eligible Employee or Special Rollover Participant.

(g)    An Eligible Employee or Special Rollover Participant who make a contribution to his Rollover Account pursuant to this Section prior to the date that he satisfies the eligibility requirements described in Article II shall generally be treated as a Participant for purposes of the Plan provisions relating to the valuation, investment and distribution of Accounts. However, such Eligible Employee or Special Rollover Participant shall not be treated as a Participant for purposes of eligibility to make 401(k) Contributions, Catch-up Contributions or After Tax Contributions or to receive an allocation of any Matching Contributions, Discretionary Matching Contributions, or Discretionary Contributions.”

25.    By adding as a new Section 5.3(c) of the Plan the following:

“(c)    Any action by the Investment Committee will be authorized by a majority vote of members of the Committee present at a Committee meeting (provided a quorum is present at the commencement of the meeting) or by a writing signed by a majority of the Committee members.”

26.    By substituting for Section 5.6(a) of the Plan the following:

“(a)    The Investment Committee shall establish the Harrah’s Stock Fund as an Investment Fund under the Plan. The Harrah’s Stock Fund shall be invested primarily in shares of Harrah’s Stock (except that, as directed by the Investment Committee, the Harrah’s Stock Fund may be invested in cash and cash equivalents, and rights, warrants and options issued with respect to Harrah’s Stock (to the extent permitted by the Code and ERISA)). Dividends paid on shares of Harrah’s Stock held in the Harrah’s Stock Fund, if any, shall be reinvested and used to purchase additional shares of Harrah’s Stock, unless the Participant elects otherwise under Section 5.6(c).”

27.    By adding as new Sections 5.6(c), (d), (e), (f) and (g) to the Plan the following:

“(c) In accordance with the Rules of the Plan, a Participant may elect on a quarterly basis

(i)      to receive a direct payment of cash dividends on Harrah’s Stock in which case the cash dividends otherwise allocable to his Accounts in accordance with Section 6.6(b) shall be distributed to the Participant following the Plan’s receipt of dividends to be disbursed, or

(ii)      to reinvest such dividends, in which case they shall be allocated to his Account in accordance with Section 5.6(a).

Any election under this Section 5.6(c) shall continue in effect until revoked by the Participant. Any election or revocation shall be made at such time and manner as the Administrator shall specify. In the event a Participant does not file an election pursuant to this Section 5.6(c), the Participant shall be deemed to have elected to reinvest such dividends.

(d)      In no event shall any distribution of dividends paid into the Trust Fund be made pursuant to this Section later than 90 days following the end of the Plan Year in which dividends were paid into the Trust Fund.

(e)      The dividends with respect to which a Participant may elect direct payment are 100% of the cash dividends on Harrah’s Stock allocated to the Participant’s Account three business days before the record date of the dividend.

(f)      All dividends on Harrah’s Stock shall be 100% vested at all times, without regard to Article VII (Vesting).

(g)      No dividend payable on Harrah’s Stock (regardless of whether a Participant elects direct payment or reinvestment) shall constitute an Annual Addition for purposes of Section 3.8; a deferral for purposes of Section 3.3(a)(iii) (relating to the Code section 402(g) limit); a deferral for purposes of Section 3.5 (relating to the Actual Deferral Percentage Test); or a contribution for purposes of Section 3.6 (relating to the Actual Contribution Percentage Test).”

28.    By substituting for Section 5.7(a) of the Plan the following:

“(a)      General Rule. Harrah’s Stock distributed from a Participant’s Account shall be subject to a put option as provided in this Section if the Harrah’s Stock is not “publicly traded” (as defined in Treas. Reg. Sec. 54.4975-7(b)(1)(iv)) when distributed, or if the Harrah’s Stock is subject to a “trading limitation” when distributed. For purposes of this Section, a “trading limitation” is a restriction under any Federal or state securities law or any regulation thereunder affecting the security that would make the Harrah’s Stock not as freely tradable as Harrah’s Stock not subject to the restriction.”

29.    By substituting for Section 6.6 of the Plan the following:

“Section 6.6 Allocation of Values.

(a)      As of each Valuation Date, the Trustee shall allocate the gains or losses of each Investment Fund since the last preceding Valuation Date to Participant’s Accounts in the same proportion that the value of the Participant’s Accounts invested in the Investment Fund in question bears to the total value of all Participants’ Accounts invested in the Investment Fund. Such determinations shall be made taking into account deferrals of or contributions from Compensation or Employer contributions attributable to the last Valuation Date or allocations of forfeitures for the Plan Year; provided, however, that gains and losses shall not be allocated with respect to amounts being held in suspense under Section 3.8(c).

(b)      Except as provided in Article V, cash dividends on shares of Harrah’s Stock shall be allocated among the Accounts established for each Participant in the aggregate, the maximum number of rights to purchase Harrah’s Stock and fractions thereof which can be exercised by the use of the available cash therein, and shall instruct the Trustee to sell and exercise rights accordingly. The Harrah’s Stock thus purchased shall be allocated among these Accounts and in accordance with the rights therein that were exercised and in the same manner as a dividend. Rights for the purchase of other than Harrah’s Stock shall be sold and the proceeds allocated in the same manner as a cash dividend.”

30.    By substituting for Section 7.1(a), (b) and (c) of the Plan the following:

“(a)      401(k), After Tax, Rollover, Qualified, Money Purchase and Prior ESOP Accounts. Each Participant shall be 100% vested in his 401(k) (including Catch-up Contributions), After Tax, Rollover, Qualified, Money Purchase, and Prior ESOP Accounts at all times.

(b)      Matching, Prior Plan, and Discretionary Contribution Accounts. Except as provided in Sections 7.1(c), 7.1(e), and Appendix D, the vested portion of a Participant’s Matching, Prior Plan, and Discretionary Contribution Accounts shall be the percentage of such Account shown on the following table:

(i)	Years of Vesting Service	Vested Percentage
	less than 1	0%
	1	20%
	2	40%
	3	60%
	4	80%
	5 or more	100%

(ii)      If the Participant who is not fully vested in his Matching Account, Prior Plan Account, and Discretionary Contribution Account, if any, has made an in-service withdrawal from his Matching, Prior Plan and/or Discretionary Contribution Accounts, then the vested amount of such Accounts shall be the excess of

(A)    the product of

(I)	his vested percentage as calculated under subsection (b)(i), and

(II)	the sum of the balance of his Matching Account, Prior Plan Account and/or Discretionary Contribution Account (as applicable) and the amount of the withdrawal over

(B)    the amount of the withdrawal.

(c)      Notwithstanding the above, the interest of a Participant in his Matching, Prior Plan, and Discretionary Contribution Accounts shall become fully vested upon the earliest to occur of:

(i)      his death while an Employee,

(ii)     his Normal Retirement Date, or

(iii)    his Disability Retirement Date.”

31.      By adding as new Section 7.1(e) of the Plan the following:

“(e)      Vesting Provisions for Former Participants in Certain Merged Plans. Appendix D contains additional provisions related to vesting for Participants who were participants in certain plans that were merged into the Plan.”

32.    By substituting for Sections 7.2, 7.3 and 7.4 of the Plan the following:

“Section 7.2 Forfeitures.

(a)      If a Participant has a Separation from the Service due to resignation or discharge, the portion of his Matching, Prior Plan, and Discretionary Contribution Accounts that is not vested shall be forfeited upon the earlier of (i) the date he receives his distribution from the Plan under Article XI or (ii) the date on which he has a Forfeiture Break in Service.

(b)      If a Participant has a Separation from the Service prior to becoming vested in any portion of his Matching, Prior Plan, and Discretionary Contribution Accounts, a distribution shall be deemed to have occurred upon such Separation from the Service for purposes of subsection (a).

(c)      Until they are applied under Section 7.4, Forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 3.8.

(d)      If the Participant is subsequently reemployed before he has a Forfeiture Break in Service, the Participant’s vested portion of these Accounts at any time shall equal P[AB+(R x D)] - (R x D). For purposes of applying the formula: P is the vested percentage of the relevant time; AB is the combined balance of the Matching, Prior Plan, and Discretionary Contribution Accounts at the relevant time; D is the amount of any distribution made to the Participant from the Matching, Prior Plan, and Discretionary Contribution Accounts; and R is the ratio of the balance of such Accounts at the relevant time to the balance of such Accounts after any such distribution.

Section 7.3    Restoration of Forfeitures.  If a Participant whose Matching, Prior Plan, and Discretionary Contribution Accounts are not then fully vested

(a)      has a Separation from the Service,

(b)      suffers a forfeiture of the portion of such Accounts which is not vested,

(c)      again becomes an Employee before he has a Forfeiture Break in Service, and

(d)      repays to the Plan the full amount, if any, distributed to him from his Accounts before the end of a Forfeiture Break in Service commencing after his distribution, or, if earlier, the fifth anniversary of his reemployment, then the amounts forfeited by such Participant shall be restored, without adjustment for investment earnings or losses, to his Matching, Prior Plan, and Discretionary

Contribution Accounts as of the end of the Plan Year in which he is rehired. The restored amounts will be funded by applying Forfeitures pending reallocation and, to the extent required, Employer contributions, in that order.

Section 7.4    Use of Forfeitures. Forfeitures shall first be used to the extent necessary to restore the Matching, Prior Plan, and Discretionary Contribution Accounts of rehired Participants (as provided in Section 7.3). Any remaining Forfeitures may be included in, reduce and be considered part of the Company’s Matching Contribution for the Plan Year, part of any Discretionary Contribution for such Plan Year, part of any other Company special contribution for such Plan Year necessary to make any type of corrections described in Section 13.11, and/or to pay administrative expenses as determined in the Administrator’s sole discretion.”

33.    By substituting for Section 8.2 of the Plan the following:

“Section 8.2  Payment Form and Medium. The form of payment for an in-service withdrawal shall be a cash lump-sum, except that the Participant may elect to receive payment in the form of Harrah’s Stock from his Accounts to the extent that they are invested in Harrah’s Stock (except that the equivalent of any fractional share shall be distributed in cash at fair market value). However, if all or any portion of an in-service withdrawal represents an Eligible Rollover Distribution, a Participant may elect a Direct Rollover.”

34.    By substituting for Section 8.4 of the Plan the following:

“Section 8.4  Spousal Consent. No Participant, other than a Participant with an Account subject to Appendix C, must obtain Spousal Consent to obtain an in-service withdrawal from the Plan. Effective June 18, 2001, Appendix C will no longer be effective.”

35.    By renumbering Section 8.4 of the Plan regarding Fees as Section 8.5.

36.    By replacing Section 8.5 (regarding Hardship Withdrawals), 8.6, 8.7, 8.8 and 8.9 of the Plan with the following:

“Section 8.6  Hardship Withdrawals. An Active or Inactive Participant may take an in-service withdrawal on account of Hardship (as defined in Section 1.37), subject to the following:

(a)      After a Participant has exhausted all In-Service Withdrawals available to him under Section 8.7, a Hardship withdrawal is available from the following Participant Accounts: (i) the vested Matching Account; (ii) the vested Discretionary Contribution Account; (iii) the 401(k) Account (excluding post-1988 investment earnings); and (iv) the vested Prior Plan Account. For purposes of determining whether a Participant has exhausted all In-Service Withdrawals available to him, a Participant must have received Harrah’s Stock dividends to the extent currently available to him under and may not reinvest such dividends under Section 5.6(c).

(b)      A financial need of the Participant exists in a manner determined by the Administrator or its delegate as follows (which the Administrator or its delegate may rely upon unless the Administrator or its delegate has actual knowledge to the contrary):

(i)      The withdrawal is required to meet an immediate and heavy financial need, the amount of the withdrawal is necessary to meet this need, and the requested amount does not exceed the amount necessary (including taxes) to relieve the need;

(ii)      The Participant has obtained all other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employers (including this Plan) or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need; and

(iii)      The need cannot reasonably be satisfied by any of the following:

(A)      Through reimbursement or compensation by insurance or otherwise;

(B)      By liquidation of the Participant’s assets or those of his spouse or minor children (which are reasonably available to the Participant) without creating an additional and heavy financial need;

(C)      By stopping 401(k) Contributions, Catch-up Contributions or After Tax Contributions under the Plan.

For purposes of paragraph (iii), a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

(c)      The Hardship withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(d)      Any other conditions prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and/or other documents of general applicability, as an alternate method under which a Hardship withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need.

Section 8.7     In-Service Withdrawals Not on Account of Hardship. Withdrawals are permitted as follows from each Plan Account:

(a)      Rollover Account. An Active or Inactive Participant may withdraw all or a portion of his Rollover Account at any time. A Special Rollover Participant may withdraw no less than all of his Rollover Account at any time.

(b)      After Tax Account. An Active or Inactive Participant may withdraw all or a portion of his After Tax Account at any time. Any withdrawal of After Tax Contributions must include a pro-rata share of investment earnings. Any such withdrawal of matched After Tax Contributions will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(c)      Prior ESOP Account. An Active or Inactive Participant may withdraw all or a portion of his Prior ESOP Account at any time. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(d)      Matching Account. An Active or Inactive Participant may withdraw all or a portion of his vested Matching Account at any time provided that either the Participant has participated in the Plan for at least five years or that the amounts to be withdrawn have been held in the Plan for at least two years. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(e)      Discretionary Contribution Account. An Active or Inactive Participant may withdraw all or a portion of his vested Discretionary Contribution Account at any time provided that either the Participant has participated in the Plan for at least five years or that the amounts to be withdrawn have been held in the Plan for at least two years. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(f)       401(k) Account. An Active or Inactive Participant who attains age 59 1/2 may withdraw all or a portion of his 401(k) Account at any time. Subject to Section 8.8, any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(g)      Qualified Account. An Active or Inactive Participant who attains age 59 1/2 may withdraw all or a portion of his Qualified Account at any time. Subject to Section 8.8, any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(h)      Prior Plan Account. An Active or Inactive Participant who attains age 59 1/2 may withdraw all or a portion of his vested Prior Plan Account at any time. Subject to Section 8.8, any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(i)      Money Purchase Account. Money Purchase Accounts are not available for in-service withdrawals by any Active or Inactive Participant.

Section 8.8. Jazz Plan Withdrawals. Notwithstanding the withdrawal rules stated above, any former participant in the Savings and Retirement Plan of Jazz Casino Company, LLC (“Jazz Plan”) who had an account balance in the Jazz Plan on April 7, 2003, became a Participant in the Plan on April 7, 2003, and who takes a withdrawal under paragraphs 8.7(f), (g) or (h) above shall not be subject to any suspension of Matching Contributions.”

37.      By deleting Section 10.3 in its entirety.

38.      By substituting for Section 11.6(b) of the Plan the following:

“(b)    Distributions must commence as required under Section 11.8, Section 11.9, Code Section 401(a)(9) and the regulations thereunder.”

39.    Effective January 1, 2003, by substituting for Section 11.8 of the Plan the following:

“Section 11.8  Distribution upon Death.

(a)        If a Participant dies before his required beginning date (as defined in Section 11.10), the vested balance of his Accounts shall be paid to his designated beneficiary (as defined in Section 11.10) in one of the available forms, as elected by the designated beneficiary. The Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)        If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The minimum amount that will be distributed for each distribution calendar year (as defined in Section 11.10) after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts balance (as defined in Section 11.10) by the remaining life expectancy (as defined in Section 11.10) of the Surviving Spouse. The remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.

(ii)        If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died. The minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts balance by the remaining life expectancy of the Participant’s designated beneficiary. The designated beneficiary’s remaining life expectancy is calculated using the age of the designated beneficiary as of the designated beneficiary’s birthday in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(iii)        If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Accounts balance by the Participant’s remaining life expectancy calculated using the age of the Participant as of the Participant’s birthday in the year of death, reduced by one for each subsequent year.

(iv)      If the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary and the Surviving Spouse dies after the Participant but before December 31 of the calendar year immediately following the calendar year in which the Participant died, or before December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later, this Section 11.8(a), other than 11.8(a)(i), will apply as if the Surviving Spouse were the Participant. Therefore, payment will be made to the Spouse’s designated beneficiary over a period based on that designated beneficiary’s life expectancy.

For distribution calendar years after the year of the Surviving Spouse’s death, the applicable distribution period is the remaining life expectancy of the Surviving Spouse calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(b)      If the Participant dies after his required beginning date, payment of the Participant’s Accounts balance will be made in such manner that the remaining interest is distributed at least as rapidly as under the method being used as of the date of the Participant’s death.”

40. By adding a new Section 11.9 of the Plan the following:

“Section 11.9 Required Minimum Distributions.

(a)      Effective date. The provisions of this Section 11.9 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)      Requirements of Treasury regulations incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(c)      Time and Manner of Distribution.

(i)      The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date (as defined in Section 11.10).

(ii)      Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar (as defined in Section 11.10) year distributions will be made in accordance with Sections 11.8 and 11.9.

(d)      Required Minimum Distributions During Participant’s Lifetime.

(i)      During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)      the quotient obtained by dividing the Participant’s Accounts balance by the distribution period in the Uniform Lifetime Table in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)      if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Accounts balance by the number in the Joint and Last Survivor Table in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(ii)      Required minimum distributions will be determined under this Section 11.9(d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.”

41. By adding a new Section 11.10 of the Plan the following:

“Section 11.10  Definitions applicable to Section 11.8 (Distribution upon Death) and Section 11.9 (Required Minimum Distributions). The following definitions apply to Sections 11.8 and 11.9:

(a)      Required beginning date. Effective January 1, 1997, “required beginning date” means:

(i)      for a Participant who is not a Five Percent Owner in the calendar year in which he attains age 70 1/2, the later of (A) the April 1 following the calendar year in which his Separation from Service occurs, or (B) the April 1 following the calendar year in which he attains age 70 1/2.

(ii)      for a Participant who is a Five Percent Owner in the calendar year in which he attains age 70 1/2, the April 1 following the calendar year in which he attains age 70 1/2.

(b)      Distribution calendar year. A “distribution calendar year” is a calendar year for which a minimum distribution is required. For required minimum distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the

Participant’s required beginning date. For required minimum distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 11.8(a). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)      Life expectancy. “Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)      Accounts balance. A Participant’s “Accounts balance” is the balance of the Participant’s Accounts as of the last Valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated to the Accounts as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The Accounts balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)      Designated beneficiary. “Designated beneficiary” has the meaning such term is given under Section 1.401(a)(9)-4 of the Treasury regulations, or any successor thereto.”

42.      By substituting for Section 13.2 of the Plan the following:

“Section 13.2  Administrative Committee. The Administrator has appointed an Administrative Committee to administer the Plan on its behalf. The Administrator shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Administrative Committee members and act as or on its behalf. Any Administrative Committee member appointed by the Administrator shall serve at the pleasure of the Administrator but may resign by written notice to the Administrator. Administrative Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Administrator otherwise provides, any delegation of duties to the Administrative Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.”

43.      By replacing Section 13.7(b) of the Plan with the following:

“(b)      If, within one year after a Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from the Service is by reason of his death, has failed to locate the Participant’s Beneficiary), his entire distributable interest in the Plan shall be forfeited and applied to pay expenses of the Plan or to reduce the Company’s Matching Contribution under Section 3.4 or Discretionary Contribution under Section 3.10, at the Administrator’s discretion; provided, however, that if the Participant (or in the case of his death, the Participant’s Beneficiary) makes proper claim therefore under Section 13.4, the amount so forfeited shall be restored to the Participant’s Account, apply forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.”

44.      By substituting for Section 13.10(b) of the Plan the following:

“(b)      QDRO Distributions and Loans.  Notwithstanding subsection (a) or any other provision of the Plan to the contrary:

(i) when the Administrator receives a domestic relations order, as defined in Code Section 414(p), that, but for the time of required payment to the alternate payee, would be a QDRO, the amount awarded to the alternate payee shall promptly be paid in the manner specified in such order. However, no such distribution shall be made prior to the Participant’s Separation from the Service if such distribution could adversely affect the qualified status of the Plan. The Administrator will establish procedures for processing QDROs.

(ii) The vested portion of an Account balance may be pledged as security for a loan from the Plan in accordance with the Rules of the Plan.”

45.      By adding as a new Section 13.13 of the Plan the following:

“Section 13.13 Indemnity for Liability.  To the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify each former Trustee who served prior to September 2000, and each member of the Investment Committee, and any other current or former Employee, officer, or director of the Company or Employer, against any and all claims, losses, damages, expenses, including counsel fees, incurred by any such person on account of such person’s action, or failure to act, in connection with the Plan, including, in the case of amounts paid in settlement, only such amounts as are paid with the Company’s or Employer’s approval.”

46.      By substituting for the last sentence of Section 14.1(b) of the Plan the following:

“In the event of complete discontinuance of contributions to the Plan, the Plan and Trust shall otherwise remain in full force and effect except that all the Matching Accounts and Discretionary Contribution Accounts shall thereupon become fully vested.”

47.      By substituting for Section 14.5 of the Plan the following:

“Section 14.5 Adoption of the Plan by Company Affiliates.

(a)      Any Company Affiliate may, with the approval of the Board, the Company’s Senior Vice President of Human Resources or delegee, adopt the Plan as a whole company or as to any one or more divisions by resolution of its own board of directors or agreement of its partners or members. The adoption decision shall become, as to such Company Affiliate and its employees, a part of this Plan (as then amended or thereafter amended) and the related Trust Agreement. It shall not be necessary for such Company Affiliate to sign or execute the original or then amended Plan and Trust Agreement documents. The effective date of the Plan for any adopting Company Affiliate shall be that stated in the decision of adoption, and from and after such effective date, such Company Affiliate shall assume all the rights, obligations and liabilities of an Employer hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the right of amendment, and of appointment and removal of the Trustee, and its successors, shall not be diminished by reason of the participation of any such Company Affiliate.

(b)      By adoption of the Plan, a Company Affiliate shall be deemed to appoint the Company and Administrator its exclusive agents to exercise on its behalf all of the power and authority conferred by this Plan upon an Employer until the Plan is terminated with respect to the Employer and relevant Trust Fund assets have been distributed.

(c)      A Company Affiliate or a division of a Company Affiliate may withdraw from, or otherwise cease to participate in, the Plan by giving the Administrator 30 days written notice of its intention to do so. In such event, the Administrator shall, as promptly as is practicable, provide for the withdrawal or segregation of the share of the assets in the Trust Fund attributable to the Active and Inactive Participants (and if such Company Affiliate of division requests, Former Participants) of that Company Affiliate (or division thereof). The Administrator in its sole discretion, may waive the 30-day notice requirement. The amount of such pro rata share shall be the net value of the Trust Fund attributable to the Participants (and Former Participants, if applicable) of that Company Affiliate or division thereof, determined as of the latest Valuation Date.

The Administrator shall select the assets of the Trust Fund to be withdrawn or segregated in such amount.

(i)      If the withdrawal has the effect of termination of the Plan so far as that Company Affiliate or division is concerned, the rights of that Company Affiliate’s former Participants and Beneficiaries shall be governed by Section 14.1.

(ii)      If the Company Affiliate ceases to participate in the Plan and adopts a substantially similar plan for the benefit of its employees, the withdrawal from this Plan by the Company Affiliate shall not be regarded as a termination of the Plan so far as that Company Affiliate and its Employees are concerned. The rights of such Company Affiliate’s Employees shall be governed in accordance with the provisions of that substantially similar plan adopted by that Company Affiliate as if no withdrawal from this Plan had taken place. Subject to the Rules of the Plan, accounts may be transferred to the new plan as rollover distributions or as trustee-to-trustee transfers subject to the applicable requirements of the Code and ERISA.”

48.      By substituting for Section 15.1(a) of the Plan the following:

“(a)      The Administrator (with respect to control and management of Plan assets and in general), the Company, the Administrative Committee, and the Investment Committee shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation.”

49.      By substituting for Section 15.2(a) of the Plan the following:

“(a)      Fiduciary responsibilities under the Plan are allocated as follows:

(i)      The sole power and discretion to manage and control the Plan’s assets including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Investment Committee, except to the extent that another fiduciary is appointed in accordance with the Trust Agreement with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

(ii)      The sole duties, responsibilities and powers allocated to the Company shall be those expressly retained under the Plan or the Trust Agreement.

(iii)      All fiduciary responsibilities not allocated to the Investment Committee, the Company or any investment manager are hereby allocated to the Administrator, subject to delegation in accordance with Section 13.1(a)(xi).”

50.      By adding to the beginning of Section 15.2(a)(i) of the Plan the following:

“(i)      Except as otherwise provided in Section 5.1(f), the”

51.      By adding as new Appendix D of the Plan the following:

“Vesting Provisions for Former Participants

in Certain Merged Plans

This Appendix D contains additional provisions relating to certain qualified retirement plans that have been merged into the Plan. Specifically, Appendix D contains provisions related to vesting for Participants who were participants in plans at the time the plans were merged into the Plan. The vesting provisions of this Appendix apply only to the merged plans specifically cited herein. The vesting provisions set forth in Section 7.1 apply to all other Participants.

ARTICLE D(I).

VESTING FOR FORMER PARTICIPANTS IN THE

LOUISIANA DOWNS, INC, 401(k) PLAN

Section D1.1 Application of Article D(I). This Article D(I) shall apply only to Participants who were participants in the Louisiana Downs, Inc. 401(k) Plan (“Louisiana Downs Plan”), had an account in the Louisiana Downs Plan on December 31, 2002, and that account balance was transferred to the Plan on April 7, 2003.

Section D1.2 Vesting. Each Participant to whom this Article D(I) applies shall be considered 100% vested in all employer contributions made on his behalf to the Louisiana Downs Plan. Any Matching Contributions and/or Discretionary Contributions under the Plan shall be subject to the vesting provisions of Section 7.1(b).”

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized officer on this 22 day of December, 2003.

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ ELAINE LO
Elaine Lo, Vice President of
Compensation and Benefits